UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2019

Two Rivers Water & Farming Company

(Exact Name of Registrant as Specified in Charter)

Colorado	000-51139	13-4228144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3025 S Parker Rd, Ste 140, Aurora CO 80014	80014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 222-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Election of Board Members

At a Two Rivers Water & Farming Company Board meeting on July 29, 2019, Mr. Gerald Anderton Sr. was appointed by unanimous consent to the Company’s board to serve until the next annual meeting of shareholders and Mr. Anderton accepted the appointment.

On July 30, 2019, Mr. Anderton was elected as Chairman of the Board of Two Rivers Water & Farming Company by unanimous consent.

About Mr. Anderton Sr., age 67:

Mr. Anderton is an experienced businessman who developed his economic expertise through five decades of varied work and life experiences. He has been a student at Brigham Young University, Old Dominion University, Boise State University, and The University of Puerto Rico, where he acquired a diverse background in history, economics, and organizational behavior. He has spent time under the personal tutelage of Steven R Covey; (noted author of The 7 Habits of Highly Effective People) and occasionaly lectures on the subjects of monetary systems and the origins of money based on his education and experience in monetary theory and history.

Mr. Anderton skills and experiences include:

●	He established one of the first Casas de Cambio’s (house of monetary exchange) near the Mexican/American border at San Ysidro, California. These monetary exchange centers allow customers to exchange currency in one country for fulfillment in another and filled an important need during the Mexican Peso devaluation crisis in the ‘70s.
●	Mr. Anderton was involved in the insurance industry by facilitating the regulatory approval and then successful purchase and reorganization of a nationwide property and casualty insurance company from the Transit Casualty Bankruptcy where he subsequently served on its Board.
●	Established a tax-related FICA recovery business with clients including JC Penny and PSA Airlines, and many others.
●	Established a Professional Employer Organization (PEO) and was instrumental in establishing the National Staff Leasing Association, which later evolved into the National Association of Professional Employer Organizations (NAPEO).
●	Former executive of Instaff, a public company which assisted in Mr. Anderton’s development of a start-up PEO company which grew to over $500 million in revenue.
●	More recently Mr. Anderton expanded his business interests to the entertainment industry with the launch of G-Force Music, an independent Nashville-based record label which has successfully helped upcoming artists to access radio, Spotify and iTunes. As executive producer and a principal actor on a 13-episode reality show, he facilitated a worldwide premiere on Mark Cuban’s AXS TV with placement on Netflix.
●	He is fluent in Spanish as a second language.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO RIVERS WATER & FARMING COMPANY

Date: July 31, 2019	By:	/s/ Wayne Harding
Wayne Harding
Chief Executive Officer